                                   AGREEMENT

AGREEMENT dated as of March 26, 1999 by and between Richemont Finance S.A., a Luxembourg corporation ("Richemont"), and Hanover Direct, Inc., a Delaware corporation ("Hanover").

                              W I T N E S S E T H:

WHEREAS, Hanover entered into that certain Reimbursement Agreement dated as of December 18, 1996 with Swiss Bank Corporation (now UBS A.G., Stamford Branch) ("Bank") (as amended to the date hereof, the "Reimbursement Agreement") in connection with the Bank's issuance of three letters of credit which support certain obligations of Hanover (the "Letters of Credit");

WHEREAS, Richemont entered into an agreement dated as of December 18, 1996 with the Bank pursuant to which Richemont guaranteed the reimbursement obligations of Hanover in connection with draws under any Letter of Credit (the "Guarantee"); and

WHEREAS, Richemont and Hanover and certain of Hanover's subsidiaries (Hanover and such certain subsidiaries are herein collectively referred to as the "Borrowers") entered into that certain Hanover Indemnity Agreement dated as of December 17, 1996 (as amended to the date hereof, the "Indemnity Agreement") whereby the Borrowers have agreed to reimburse Richemont for any payment it makes to the Bank under the Guarantee in accordance with the Reimbursement Agreement;

WHEREAS, Richemont and Hanover have agreed to extend the terms of the Indemnity Agreement to March 31, 2000 on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. The parties agree to amend the Indemnity Agreement to extend its term to March 31, 2000 and to take all steps necessary to so amend the Indemnity Agreement, and Hanover agrees to cause those of its subsidiaries that are party thereto to consent to such amendment.

2. The parties agree to use their reasonable best efforts to obtain the Bank's consent to amend the Reimbursement Agreement, the Letters of Credit and the Guarantee and other related agreements, as necessary, to extend the terms of those instruments or agreements to March 31, 2000.










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3.   Hanover shall use its reasonable best efforts to obtain from Congress
     Financial Corporation ("Congress") its consent to extend the various agreements referenced herein.

4. Richemont agrees to use its reasonable best efforts to obtain from Congress its consent to amend the terms of the Subordination Agreement between itself and Congress dated as of December 18, 1996 to the extension of the various agreements referenced herein.

5. Upon the completion of all actions necessary to obtain the extension to March 31, 2000 of the agreements referred to herein and the issuance of the extended Letters of Credit, the Borrower agrees to pay to Richemont a fee equal to 9-1/2% of the principal amount of each Letter of Credit, plus all fees incurred by Richemont in connection with providing the Guarantee, including all legal fees, expenses, bank fees and any similar costs and expenses, all pursuant to the terms of the Term Sheet of even date herewith and attached hereto as Exhibit A.

6. All capitalized terms used herein and not otherwise defined in the Agreement shall have the meaning ascribed thereto in the Reimbursement Agreement.

7. This Agreement contains the entire agreement of the parties with respect to its subject matter, supersedes all prior discussions between them, and shall be amended or modified only by a writing executed by the parties hereto.

8. This Agreement shall be construed under and enforced in accordance with the laws of New York, without reference to conflict of laws principles.



RICHEMONT FINANCE S.A.


By:    /s/ J. DU PLESSIS
      -------------------      /s/ A. GRIEVE
Name:   J. du Plessis            A Grieve
      -------------------
Title:
      -------------------

HANOVER DIRECT, INC.


By:   /s/ ROBERT VILL
      -------------------
Name:  Robert Vill
      ---------------------
Title: VP Finance-Treasurer
      -------------------








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                                                                      Exhibit A
                                           TERM SHEET

                                $25.8 MILLION LETTERS OF CREDIT

PARTIES:                    Hanover Direct, Inc. ("Hanover"), Richemont, S.A. ("Richemont"),
                            UBS, A.G., Stamford Branch ("UBS") and Congress Financial Corp.
                            ("Congress").

FACILITY:                   In accordance with the Reimbursement Agreement, dated December 18,
                            1996, between Hanover and UBS, UBS has issued three letters of credit for up to $25,837,082 (the "Letters of Credit").

TERM:                       The expiration date of the Letters of Credit shall be extended until March 31, 2000 at the closing of the contemplated transaction
                            (the "Closing").

FACILITY FEE AND            A facility fee of 9-1/2% of the principal amount of the Letters of
EXPENSE:                    Credit shall be paid by Hanover to Richemont, subject to reduction for prepayment, other than that portion of the facility fee paid at closing.  In addition, Hanover shall pay all fees incurred by
                            Richemont in connection with providing the facilities described herein, including legal fees, expenses, bank fees and any other similar costs and expenses.

TIMING OF                   Payment of the facility fee and expenses incurred by Richemont
PAYMENTS:                   shall be made as follows: (a) $500,000 shall be paid at Closing, and (b) the balance shall be paid in four equal quarterly
                            installments.  Provision shall be made to prorate the remaining quarterly payments of the facility fee balance but, by way of clarification, not the $500,000 fee payable at closing, in the event of prepayment of amounts due thereunder by Hanover.

INTEREST:                   Interest on all amounts, if any, drawn under the Letters of Credit shall be paid to Richemont at a rate equal to 3.5% above the prime rate, but in no event shall such rate be less than the rate charged
                            Richemont by UBS with respect to any such drawings, plus 2%.
                            Interest shall be paid quarterly in arrears based on a 360-day year and actual days elapsed.

REIMBURSEMENT               Hanover and Richemont shall amend the Agreement, dated December 18,
AGREEMENT:                  1996 and amended as of February 18, 1998, to reflect the terms set forth herein.


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
SUBORDINATION:              Obligations of Hanover to Richemont in connection herewith shall be subordinated to all obligations of Hanover to Congress under that
                            Loan and Security Agreement, dated as of November 14, 1995, as amended, between Congress, Hanover and certain other borrowers.

SECURITY:                   Unsecured.



ACCEDPTED
/s/ J. DU PLESSIS                                   /s/  A. GRIEVE
-------------------------                           ---------------------------
J. du Plessis                                       A. Grieve